UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2022

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-32414	72-1121985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5718 Westheimer Road, Suite 700

Houston, Texas 77057

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001	WTI	New York Stock Exchange

Item 1.01	Entry into a material Definitive Agreement.

On March 18, 2022, W&T Offshore, Inc. (the “Company”) entered into an At-The-Market Equity Distribution Agreement with Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) and Roth Capital Partners, LLC (“Roth,” and collectively with Stifel Nicolaus, the “Agents”). Pursuant to the terms of the At-The-Market Equity Distribution Agreement, the Company may offer and sell from time to time through the Agents, the Company’s common stock, par value $0.00001 per share (the “Common Stock”), having an aggregate gross sales price of up to $100,000,000 (the “ATM Offering”).

Any sales of Common Stock under the At-The-Market Equity Distribution Agreement, if any is sold, will be made at the sole direction of the Company. Such sales of Common Stock, if any, will be made through one of the Agents designated by the Company acting as sales agent, or in negotiated transactions directly with an Agent acting as principal, in transactions that may be deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the NYSE, or sales made to or through a market maker other than on an exchange or through an electronic communications network.

The Company has no obligation to sell any shares under the At-The-Market Equity Distribution Agreement and any such sales, if any, may occur over an indefinite period of time. The Company may at any time suspend offers under the At-The-Market Equity Distribution Agreement or terminate the At-The-Market Equity Distribution Agreement, subject to the terms thereof. The At-The-Market Equity Distribution Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Agents, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. Under the terms of the At-The-Market Equity Distribution Agreement, the Company will pay a commission of up to 3.0% of the gross sales price of the Common Stock sold.

Any Common Stock offered and sold in the ATM Offering, if any is sold, will be issued pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-260248) filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 14, 2021 and declared effective on October 25, 2021 (the “Registration Statement”), the prospectus supplement relating to the ATM Offering filed with the SEC on March 18, 2022 and any applicable additional prospectus supplements related to the ATM Offering that form a part of the Registration Statement.

The foregoing description of the At-The-Market Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the At-The-Market Equity Distribution Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein. A legal opinion relating to the Common Stock is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	At-The-Market Equity Distribution Agreement, dated March 18, 2022, by and among the Company and Stifel, Nicolaus & Company, Incorporated and Roth Capital Partners, LLC,.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: March 18, 2022	By:	/s/ Shahid A. Ghauri
	Name:	Shahid A. Ghauri
	Title:	Vice President, General Counsel and Corporate Secretary